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                                                                   EXHIBIT 23(d)



                 CONSENT OF ROBERT W. BAIRD & CO. INCORPORATED


In connection with the proposed merger of GN Bancorp, Inc., Chicago, Illinois and Associated Banc-Corp, Green Bay, Wisconsin, the undersigned, acting as an independent financial advisor to the Board of Directors of GN Bancorp, Inc., hereby consents to the reference to our firm in the Registration Statement of Form S-4 and Proxy Statement\Prospectus included therein and to the inclusion of our fairness opinion as an exhibit to the Registration Statement and Proxy Statement\Prospectus.

Dated: June 23, 1995


                                        ROBERT W. BAIRD & CO.
                                         Incorporated



                                        By: /s/ Bernard E. Adee
                                            -------------------------
                                            Bernard E. Adee,
                                            First Vice President